Exhibit 5.6

Nicholas G. J. Healey PO Box 394 Cheyenne, WY 82003 Office PH: (307) 426-4100 Direct PH (307) 772-4860 Nhealey@crowleyfleck.com

October 30, 2020

The GEO Group, Inc.

4955 Technology Way

Boca Raton, FL 33431

RE:    Opinion and Consent – Form S-3 Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as special counsel in the State of Wyoming for CCC Wyoming Properties LLC, a Wyoming limited liability company and Community Alternatives, an unregistered Wyoming general partnership (each a “Company,” and collectively the “Companies”) in connection with that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on or about October 30, 2020 (the “Registration Statement”) by The GEO Group, Inc., (“Parent”), the Companies and certain other subsidiaries of the Parent (collectively, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the offering from time to time, pursuant to Rule 415 under the Act, of (i) shares of common stock of the Parent, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Parent, par value $0.01 per share (the “Preferred Stock”); (iii) the debt securities of the Parent, which may be senior or subordinated (the “Debt Securities”); (iv) guarantees of the Debt Securities by the Subsidiary Guarantors of the Parent, including the Companies, listed in the “Table of Additional Registrants” included as part of the Registration Statement (the “Guarantees of Debt Securities”); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Units or any combination thereof (the “Warrants”); and (vi) units consisting of one or more of shares of Common Stock, Preferred Stock, Debt Securities, or Warrants, or any combination thereof that may be offered and sold pursuant to the Registration Statement (the “Units”). Collectively the Common Stock, Preferred Stock, Debt Securities, Guarantees of Debt Securities, Warrants and Units are referred to as the “Securities”. The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

MATERIALS EXAMINED

In connection with issuing this opinion, we have reviewed originals or copies of, and based our opinion solely, on the following documents:

1.	the Registration Statement and the Prospectus;

2.	the form of Indenture for senior Debt Securities and the form of Indenture for subordinated Debt Securities (each an “Indenture” and collectively, the “Indentures”);

3.	the Articles of Organization of CCC Wyoming Properties, LLC dated November 17, 1998;

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4.	the Operating Agreement of CCC Wyoming Properties, LLC dated December 17, 1998;

5.	the Amended and Restated Partnership Agreement of Community Alternatives (the “Partnership Agreement”) dated October 20, 2017;

6.

the Unanimous Written Consent dated October 29, 2020 containing certain resolutions adopted by the managing bodies of the Companies relating to the Registration Statement and related matters, including Transaction Documents such as the Guarantees of Debt Securities under the Indentures and any supplemental indentures thereto;

7.	the Certificate of Good Standing with respect to CCC Wyoming Properties, LLC, issued by the Secretary of State of the State of Wyoming on October 27, 2020 (the “Certificate of Good Standing”); and

8.	the Certificate to Counsel executed by the General Counsel of The GEO Group, Inc. dated October 30, 2020.

Collectively the documents identified in items 3 through 6 may be referred to herein as the “Organizational Documents and Resolutions.”

ASSUMPTIONS

In rendering the opinions set forth herein, we have relied, without investigation beyond the review of those documents set forth as the Materials Reviewed, on each of the following assumptions:

1.	the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and Indentures;

2.

the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy;

3.	the legal existence of each party to the Registration Statement and Indentures other than the Companies;

4.

the entity power of each party to the Registration Statement and Indentures (other than the Companies) to execute, deliver and perform their obligations under the Registration Statement and Indentures and to do each other act done or to be done by such party;

5.

the authorization, execution and delivery by each party (other than the Companies) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement and Indentures by such party;

6.	that legally valid and sufficient consideration has been given for the Guarantees of Debt Securities;

7.

the Organizational Documents and Resolutions remain in full force and effect and there have been no amendments, resolutions, substitutions, replacements, or restatements of, or otherwise relating to, the Organizational Documents and Resolutions that would materially affect the Companies’ legal existence, or their ability to transact business as contemplated by the Registration Statement;

8.	no fraud, mistake, undue influence, duress or criminal activity exists as to the Registration Statement and the materials examined;

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9.

as to matters of fact, the truthfulness of the representations made in the certificates of public officials, the truthfulness of the representations made by the officers of the Companies, and the truthfulness of the representations contained in the materials examined; and

10.

 that all actions and authorizations with respect to any Guarantees of Debt Securities issued by Community Alternatives will be controlled by its Amended and Restated Partnership Agreement and therefore governed by Wyoming law.

OPINION

Based upon and subject to the foregoing, and subject to further assumptions and qualifications set forth below, it is our opinion that:

1.	CCC Wyoming Properties, LLC is a Wyoming limited liability company that is validly existing and in good standing under Wyoming law.

2.	Community Alternatives is an unregistered general partnership validly existing under Wyoming law.

3.

With respect to any Guarantees of Debt Securities issued by the Companies, when (i) the issuance and terms of any Guarantees of Debt Securities by the Companies and the terms of the offering thereof have been (A) duly established in conformity with the applicable Indenture or any supplemental indenture thereto qualified under the Trust Indenture Act of 1939, so as to comply with and not violate any applicable law, or rule or regulation thereunder applicable to the Companies, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on the Companies, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Companies and (B) duly authorized by proper action of the Managing Member of CCC Wyoming Properties, LLC in accordance with the Articles of Organization and the Operating Agreement, and duly authorized by proper action of the general partners of Community Alternatives in accordance with the Partnership Agreement, and (ii) the Companies will have taken the required steps to authorize the execution and delivery of the applicable Indenture, any supplemental indenture and the Guarantees of Debt Securities, such Guarantees of Debt Securities have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the applicable Indenture and any supplemental indenture thereto and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, each Company has the corporate power and authority to execute, deliver and perform its obligations under the applicable Indenture, any supplemental indenture and the Guarantees of Debt Securities under the laws of the State of Wyoming.

LIMITATIONS AND QUALIFICATIONS

The matters expressed in this opinion letter are subject to and qualified and limited by: (1) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium, revocation of continuing guarantees, and similar laws affecting creditor’s rights and remedies generally; (2) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (3) the power of the courts to award damages in lieu of equitable remedies; (4) securities laws and public policy underlying such laws with respect to rights of indemnification and contribution; (5) limitations on the waiver of rights under any stay, extension or usury law or other law, whether now or hereafter in force, which would prohibit or forgive the Companies or any party to the documents executed and delivered in connection with the Registration Statement from paying all or any portion of the Securities.

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Our opinions are limited to the laws of the State of Wyoming existing on the date of this letter. We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Wyoming. Furthermore, we express no opinion with respect to the compliance with any law, rule or regulation that is a matter of customary practice as understood to be covered only when an opinion refers to it expressly.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter has been prepared and given in accordance with the customary practice of those lawyers who regularly give opinions of this kind, type and nature of those matters contained herein.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter with respect to matters set forth herein that are governed by Wyoming law in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

CONSENT

We hereby consent to reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter with the Securities and Exchange Commission as Exhibit 5.6 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Kind regards,
CROWLEY FLECK PLLP

Nicholas G. J. Healey

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